                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND


- ------------------------------------
                                       :
In Re:                                 :
                                       :
CREDITRUST CORPORATION                 :        Case No. 00-5-7812-JS
                                       :        Chapter 11
                  Debtor-in-Possession :
- ------------------------------------   :


                   ORDER CONFIRMING THE DEBTOR'S FIFTH AMENDED
                     PLAN OF REORGANIZATION (WITH TECHNICAL
                       AMENDMENTS) DATED DECEMBER 21, 2000
                       -----------------------------------

At Baltimore in said District, this ____ day of January, 2001.

         Creditrust Corporation, the debtor and debtor-in-possession in the above-captioned case (the "Debtor") having proposed and filed their Fifth Amended Plan of Reorganization (with Technical Amendments) dated as of December 21, 2000 (the "Plan"),and the Debtor having disseminated the Fifth Amended Plan of Reorganization, the Disclosure Statement for the Fifth Amended Plan of Reorganization dated as of December 21, 2000 (the "Disclosure Statement") and voting materials, as applicable, to the holders of claims and interests against the Debtor and the United States Trustee, pursuant to this Court's Order approving the Disclosure Statement dated December 21, 2000 ("Disclosure Statement Order"); and the confirmation hearing having been held before this Court on January 18, 2001 ("Confirmation Hearing") and the appearance of all interested parties having been noted on the record; and the Court having considered any and all objections to confirmation of the Plan; and all objections to confirmation having been withdrawn or overruled or otherwise resolved; and upon the record of the confirmation hearing (including all exhibits presented) and upon all of the pleadings and proceedings heretofore filed and conducted in this Chapter 11 Case; and after due deliberation and sufficient cause appearing therefor, this Court hereby makes the following findings of fact and conclusions of law:

         IT IS HEREBY FOUND that:

         A. Notice of the Confirmation Hearing, the relevant deadlines for submission of objections and ballots has been provided, substantially in the form, within the time and in accordance with the procedures approved and prescribed by this Court in the Disclosure Statement Order and is adequate and sufficient pursuant to Section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020 and other applicable law.

         B. Ballots were transmitted to holders of Allowed Claims in Classes under the Plan which are treated as impaired ("Impaired Classes") within the meaning of Section 1124 of title 11 of the United States Code ("Bankruptcy Code") and in accordance with the Disclosure Statement Order.

         C. The Proponent solicited votes for the Plan from the Impaired Classes entitled to vote to accept or reject the Plan in good faith and in a manner consistent with the Bankruptcy Code.

         D. Pursuant to and in compliance with Section 1127 of the Bankruptcy Code and Rule 3019 of the Federal Rules of Bankruptcy Procedure ("Bankruptcy Rules"), the Proponent proposed certain amendments (collectively the


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"Modifications") to the Plan by motion dated January 12, 2001 (the "Plan
Modification Motion"). Under the circumstances, the form and manner of notice of the Plan Modification Motion is due and adequate, and no other or further notice of the Plan Modification Motion is necessary or required.

         E. In accordance with Bankruptcy Rule 3019, the Modifications do not
(1) affect the classification of Claims or Interests or adversely affect the treatment afforded holders of Claims or Interests, (2) constitute material modifications of the Plan under Section 1127 of the Bankruptcy Code, (3) cause the Plan to fail to meet the requirements of Sections 1122 or 1123 of the Bankruptcy Code, (4) adversely change the treatment of holders of Claims who have accepted the Plan, or (5) require solicitation of acceptances or rejections from any such holders nor do they require that any holders be afforded an opportunity to change previous acceptances or rejections of the Plan.

         F. All references to the Plan hereinafter contained in this Order shall be to the Plan as so modified and such Plan as modified shall constitute the Fifth Amended Plan of Reorganization (with Technical Amendments) for the Debtor dated as of December 21, 2000. As provided below, all defined terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

         G. The declaration of Debra O. Fullem, Senior Legal Assistant at Swidler Berlin Shereff Friedman, LLP, sworn to on January 16, 2001 (the "Voting Declaration") introduced in evidence at the Confirmation Hearing is consistent with Bankruptcy Rule 3019.


                                      -3-

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         H. The Plan provides for the treatment of Allowed Administrative Claims and Allowed Priority Tax Claims. The Plan establishes the following classes of Claims and Interests: Class 1; Class 2; Classes 3(i) through 3(x); Class 4;
Class 5; Class 6; Class 7; Class 8; Class 9; Class 10; and Class 11.

         I. The classification scheme of Claims and Interests under the Plan is reasonable. Claims or Interests in each particular Class are substantially similar to other Claims or Interests in such Class.

         J. The following classes of Claims and Interests are impaired under the Plan; Class 2; Classes 3(i) through 3(x); Class 4; Class 5; Class 6; Class 7; Class 8; Class 9; Class 10; and Class 11.

         K. As evidenced by the Voting Declaration, the Plan has been accepted by all Impaired Classes entitled to vote to accept or reject the Plan, except Classes 3(i) through 3(iv), 3(vi), 3(viii) and 3(ix) (collectively, the "Non-accepting FF&E Classes"), all of which are FF&E Secured Claims. The Ballot accepting the Plan signed by the holder of the Class 7 Claim (AGI) provides that AGI's acceptance of the Plan is "[s]ubject to the execution by all parties of the Amended and Restated AGI Settlement Agreement dated as of January 12, 2001 in accordance with and as required by Section 4.7(c) of the Plan. It appearing, based upon representations of counsel at the Confirmation Hearing, and the Court having found accordingly that all required parties have executed the Amended and Restated AGI Settlement Agreement, and the Court having approved the AGI Settlement Agreement as so amended and restated, said Ballot signed by AGI is hereby deemed to be an unconditional acceptance of the Plan since the condition referenced therein has been satisfied.



                                      - 4 -

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         L. The Plan does not discriminate unfairly, and is fair and equitable, with respect to each Class.

         M. Based upon the testimony adduced and/or proffered at the Confirmation Hearing and Bankruptcy Rule 3020(b)(2), the Plan has been proposed in good faith and not by any means prohibited by law.

         N. The Debtor has complied with the applicable provisions of the Bankruptcy Code.

         O. Any payments made or to be made by the Debtor for services or for costs and expenses in, or in connection with, the Debtor's Chapter 11 Cases, have been approved by, or are subject to the approval of, this Court as reasonable.

         P. The Debtor has disclosed the identity of any insiders who will be employed or retained by the Debtor subsequent to confirmation of the Plan and the nature of any compensation to be paid to such insiders.

         Q. As no governmental authority has jurisdiction over the rates of the Debtor and the Plan does not effectuate any such rate change, the requirements contained in Section 1129(a)(6) of the Bankruptcy Code have been satisfied.

         R. With respect to each impaired Class of Claims or Interests, each holder of a Claim or Interest of such Class: (a) has accepted the Plan; or (b) will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtor was to be liquidated under chapter 7 of the Bankruptcy Code on such date.



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         S. The Plan has been accepted by at least one impaired Class of Claims
(specifically, Classes 2, 3(v), 3(vii), 3(viii), 3(x), 4, 6, 7, 8, 9, 10 and
11), which acceptance has been determined without including any acceptance of the Plan by any insider holding a Claim in such Class.

         T. With respect to each Class of Claims or Interests designated by the Plan, other than the Non-accepting FF&E Classes, either: (a) such Class has accepted the Plan; or (b) such Class is not impaired under the Plan.

         U. With respect to the Non-accepting FF&E Classes, the treatment of such Claims satisfies Section 1129(b) of the Bankruptcy Code in that the Plan is fair and equitable and does not discriminate unfairly with respect to the Non-accepting FF&E Claims, and the holders of the FF&E Secured Claims shall each retain the lien securing such Claims and shall receive under the Plan deferred cash payments totaling at least the allowed amount of such claim.

         V. Except to the extent that the holder of an Allowed Claim has agreed or will agree to a different treatment of such Claim, the Plan provides that with respect to an Allowed Claim of a kind specified in (a) Section 507(a)(1) of the Bankruptcy Code, on the Effective Date, the holder of such Claim will receive, on account of such Claim, cash equal to the allowed amount of such Claim; and (b) Sections 507(a)(3) through (8) of the Bankruptcy Code, each holder of such Claim will receive cash on the Effective Date equal to the allowed amount of such Claim.

         W. The Plan is not likely to be followed by liquidation or the need for further financial reorganization of Reorganized Creditrust, and the Plan accordingly satisfies Section 1129(a)(11) of the Bankruptcy Code.

         X. The fees payable by the Debtor to the United States Trustee or the Clerk of this Court, as provided under 28 U.S.C. ss.1930(a)(6), constitute administrative expenses entitled to priority under Section 507(a)(1) of the Bankruptcy Code and the treatment of such fees in the Plan satisfies Section 1129(a)(12) of the Bankruptcy Code.

         Y. As no "retiree benefits," as defined in and to the extent covered by
Section 1114(a) of the Bankruptcy Code are at issue or affected by the Plan, the Plan satisfies Section 1129(a)(13) of the Bankruptcy Code.

         Z. All assumptions and/or assignments of executory contracts or other transfers of property (including transfers to NCOF under Section 6.10 of the Merger Agreement (as defined in the Plan)) contemplated by the Plan are fair and reasonable and provide adequate assurance of future performance to the extent required.

         AA. The settlements and compromises embodied in the Plan, including without limitation, the releases provided for in Article IX thereof and the AGI Settlement Agreement (as amended and restated), are integral to the Plan, reasonable and in the best interests of the Debtor and its estate. The Court has signed and entered its order approving the AGI Settlement Agreement (as amended and restated) as being a fair and reasonable compromise and settlement in accordance with Bankruptcy Rule 9019(a) and such findings are hereby





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incorporated in this Confirmation Order. The Debtor would not be able to confirm a plan of reorganization absent the settlements, compromises and funding commitments provided for in the Plan.

         IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

         1. Unless defined in this Order, each capitalized term used in this Order shall have the definition ascribed to such term in the Plan.

         2. The Debtor's motion for approval of the Modifications to the Plan, made in the Plan Modification Motion and/or on the record at the Confirmation Hearing, is granted, and the Plan, as modified by the Modifications (or as otherwise modified herein), shall be the Plan. Without limiting Findings E and F above, the terms of the Plan, as modified, are an integral part of this Order and hereby are incorporated herein by reference and "So Ordered" in their entirety. The Debtor shall be authorized to make any additional conforming modifications as may be approved by the Debtor, NCOG and the Creditors' Committee.

         3. To the extent that any objections to confirmation of the Plan have not been withdrawn prior to entry of this Order, are not cured by the relief granted herein or resolved as stated by the Debtor on the record of the Confirmation Hearing, all such objections shall be, and they hereby are, overruled.

         4. All objections to confirmation of the Plan that have been withdrawn shall be, and they hereby are, deemed withdrawn with prejudice.

         5. The findings of the Court set forth above and the conclusions of law stated herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule


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9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

         6. The Plan complies with the requirements of Sections 1122 and 1123 of the Bankruptcy Code.

         7. The Plan and each of its provisions shall be, and hereby are, confirmed pursuant to Section 1129 of the Bankruptcy Code.

         8. The authorization or direction of the Reorganized Debtor to take any action in this Order shall be deemed authorization and direction of the Debtor, its estate or Reorganized Creditrust to take such action as is necessary or appropriate to implement the terms of this Order.

         9. Reorganized Creditrust, by and through its officers and agents (collectively the "Implementing Parties"), are hereby authorized to consummate the Plan and all agreements, settlements, transactions and transfers contemplated thereby in accordance with its terms, and to execute and deliver all documents and to take all actions that may be necessary or appropriate to implement any of the provisions of this Order and the Plan. Without limiting the foregoing: (a) the Implementing Parties are authorized to sign any and all documents to implement and consummate the Merger Agreement (as defined in the Plan); (b) the Implementing Parties are authorized to sign any and all documents to implement and consummate the treatment of the SPV99-2 Noteholders under the Plan, including, but not limited to, the Term Sheet (as defined in Section 4.6(c)(ii) of the Plan; (c) the Implementing Parties are authorized to sign any and all documents to implement and consummate the transfer of the 99-1 Servicing Agreement and the 99-1 Settlement Agreement (which is hereby approved by entry



                                      -9-

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of this Order) between the Debtor, Creditrust, SPV99-1, LLC, Wells Fargo Bank
Minnesota, N.A., as Trustee, and NCOF; (d) the Implementing Parties are authorized to sign any and all documents to implement and consummate the First Amended and Restated Settlement Agreement dated as of January 12, 2001 ("AGI Settlement Agreement") by and among Creditrust, Asset Guaranty Insurance Company, Enhance Financial Services Group, Inc., Charles Henneman, Joseph K. Rensin, Creditrust SPV98-2, LLC, Creditrust Funding One, LLC, NCO Financial Systems, Inc. and NCO Portfolio Funding; and the Order approving the AGI Settlement Agreement is hereby deemed incorporated into this Confirmation Order; and (e) the Implementing Parties are authorized to sign any and all documents to implement and consummate the Settlement Agreement dated as of January 16, 2001 (the "Wells Fargo Settlement Agreement") by and among Creditrust Corporation, Creditrust SPV2, LLC, Creditrust SPV98-2, LLC, Creditrust Funding One, LLC, Wells Fargo Bank Minnesota N.A., as Trustee, Coldata, Inc., Asset Guaranty Insurance Corporation, NCO Group, Inc., NCO Financial Systems, Inc. and NCO Portfolio Funding, Inc., and the Court has signed and entered its Order approving the Wells Fargo Settlement Agreement as being a fair and reasonable compromise and settlement in accordance with Bankruptcy Rule 9019(a), and such findings and Order are hereby incorporated by reference into this Confirmation Order.

         10. All actions of Reorganized Creditrust authorized by this Order shall be deemed unanimously authorized and approved by the board of directors (and by all committees thereof) and by the shareholders of Creditrust Corporation as of the Effective Date, and such authorization constitutes all




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requisite corporate approval thereof under any federal or state law, including but not limited to any and all approvals of the board of directors, any committee of disinterested and/or outside directors of the board of directors and all shareholders, whether required (a) under applicable State law, (b) Rule 16b-3 under the Securities Exchange Act of 1934, or (c) otherwise.

         11. All actions of Reorganized Creditrust directed by this Order shall be deemed directed only upon the occurrence of the Effective Date of the Plan and subject to the terms and conditions of the Plan.

         12. Reorganized Creditrust is appointed Disbursing Agent under the Plan to distribute the New Equipment Notes to the holders of FF&E Secured Claims. Reorganized Creditrust may, in its sole discretion and with the consent of NCOF, assign the underlying leases of the FF&E Secured Claims in lieu of issuing the New Equipment Notes and, if such election is made, then the monetary terms of such leases are deemed amended by the Plan (with all other terms of the leases remaining in full force and effect) and all pre-petition defaults shall be deemed cured. The New Equipment Notes are assignable on the Effective Date to NCOF as may be permitted under the terms of the Merger Agreement. The terms of the New Equipment Notes shall be as provided in the Plan except as to the following sub-classes:

        CLASS 3(iv)   The Class 3(iv) Claim shall be allowed in the principal
                      amount of $1,254,591 as of January 31, 2001, plus (i) reasonable attorneys fees not to exceed $10,000; (ii) interest at the rate established under the Master Lease
                      Agreement dated on or about December 2, 1999 (the
                      "Agreement"); and (iii) all sales and property taxes as they become due. The Class 3(iv) Claim shall be repaid in 30 equal monthly installments of $47,233 plus applicable taxes beginning on the effective date and continuing on



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                      the first day of each month thereafter through July 1,
                      2003, plus one final payment representing remaining agreed reasonable attorneys fees not to exceed $10,000. The holder of the Class 3(iv) Claim shall retain its security interest in the equipment described in the Agreement. The Agreement shall be deemed modified to reflect the treatment described in this paragraph and, as modified, shall be binding upon BB&T and Reorganized Creditrust. Except as modified hereby, all of the provisions of the Agreement shall remain in full force and effect.


        CLASS 3(v)    The Class 3(v) Claim shall be allowed in the amount of
                      $530,893.44 as of December 20, 2000, plus pre-petition late charges, legal fees and expenses in the amount of $3,004.03. The Class 3(v) Claim shall be repaid in 24 equal monthly installments of $22,120.56 on the first day of each month beginning on January 1, 2001, and continuing on the first day of each month thereafter until December
                      1, 2002, plus one final payment of $3,004.03 representing pre-petition late charges, legal fees and expenses on January 1, 2003. The holder of the Class 3(v) Claim shall retain its security interest in the equipment described in the existing lease agreement. The existing lease agreement shall be deemed modified to reflect the treatment described in this paragraph and, as modified, shall be binding upon the Debtor and Reorganized Creditrust. Except as modified hereby, all of the provisions of the existing lease agreement shall remain in full force and effect.
                      The lease agreement shall not be rejected pursuant to ss.ss.4.3 or 8.1 of the Plan.

        CLASS 3(vii)  The Class 3(vii) Claim shall be allowed in the amount of
                      $263,950.50 as of December 20, 2000, plus pre-petition late charges, legal fees and expenses in the amount of $2,483.71. The Class 3(vii) Claim shall be repaid in 25 equal monthly installments of $10,558.02, beginning on January 1, 2001, and continuing on the first day of each month thereafter until January 1, 2003, plus one final payment of $2,483.71 representing pre-petition late charges, legal fees and expenses on February 1, 2003. The holder of the Class 3(vii) Claim shall retain its security interest in the equipment described in the existing lease agreement. The existing lease agreement shall be deemed modified to reflect the treatment described in this paragraph and, as modified, shall be binding upon the



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                      Debtor and Reorganized Creditrust. Except as modified
                      hereby, all of the provisions of the existing lease agreement shall remain in full force and effect. The lease agreement shall not be rejected pursuant to ss.ss.4.3 or
                      8.1 of the Plan.

        CLASS 3(x)    The Class 3x Claim shall be allowed in the amount of
                      $694,002.27, plus pre-petition late charges, legal fees and expenses in the amount of $3,016.03. The Class 3(x)
                      Claim shall be repaid as follows: (1) a payment of $40,296.91 on December 21, 2000, representing an amount equal to 30% of the aggregate amount of the monthly payments under the existing leases agreement for the months of July through December 2000; (2) equal monthly payments of $6,716.15 representing 30% of each of the monthly payments under the existing lease agreement, beginning on January 1, 2001, and continuing on the first day of each month thereafter until the Confirmation Date
                      (the remaining 70% of the post-petition payments due prior to the Confirmation Date shall be referred to as the "Shortfall"); (3) equal monthly installments of $22,387.17, beginning on the first day of the first month immediately following the Confirmation Date and continuing on the first day of each month thereafter until all of the then remaining regularly scheduled payments under the existing lease agreement have been made and the Shortfall has been paid in full; and (4) a final payment of $3,016.03 representing pre-petition late charges, legal fees and expenses on the first day of the month immediately following payment in full of the Shortfall. As an example, if the Confirmation Date occurs in January
                      2001, the Debtor shall resume making the regular monthly payments of $22,387.17 on February 1, 2001, for 24 months until January 1, 2003, and shall continue to make payments of $22,387.17, on the first day of each month thereafter until the Shortfall of $109,697.13 (70% of seven monthly payments) has been paid in full, plus the final payment described in the preceding sentence. The holder of the Class 3(x) Claim shall retain its security interest in the equipment described in the existing lease. The existing lease agreement shall be deemed modified to reflect the treatment described in this paragraph and, as modified, shall be binding upon the Debtor and Reorganized
                      Creditrust. Except as modified hereby, all of the provisions of the existing lease agreement shall remain in full force and effect. The lease agreement shall not be rejected pursuant to ss.ss. 4.3 or 8.1 of the Plan.



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         13. Reorganized Creditrust is authorized to issue the New Common Stock.
In accordance with the Plan, such shares of New Common Stock shall be validly issued, freely tradable without legend or restriction, fully paid and non-assessable, and the issuance of such shares (including New Common Stock to be issued to holders of Claims and Interests pursuant to the Plan or as contemplated under the Merger Agreement) is fully covered by the exemption from the Securities Act of 1933 as provided for in Section 1145 of the Bankruptcy Code. The resale or disposition by the recipients of the New Common Stock shall be exempt from registration under the Securities Act pursuant to Section 1145(b) of the Bankruptcy Code if the recipients are not deemed to be underwriters under
Section 1145(b) of the Bankruptcy Code.

         14. Reorganized Creditrust is authorized and directed to apply for listing of the New Common Stock on the NASDAQ National Market System.

         15. The Litigation Trust shall be established as of the Effective Date, and Reorganized Creditrust shall fund the Litigation Trust with $250,000.

         16. Reorganized Creditrust is appointed Disbursing Agent under the Plan with respect to, and is authorized and directed to distribute Cash to holders of Allowed Claims in accordance with, the Plan.

         17. On the Effective Date, the existing directors of the Debtor shall be deemed removed from office without cause, and the new directors to be identified prior to the Effective Date shall be deemed elected and appointed by all requisite corporate action under law as the initial directors of Reorganized Creditrust and shall take office on the Effective Date.


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         18. On the Effective Date, the existing officers of the Debtor shall be deemed removed from office without cause and the following officers shall be deemed appointed by all requisite corporate action under law as the initial officers of the Reorganized Creditrust:

        Michael J. Barrist      Chief Executive Officer and President

        Michael B. Meringolo    Senior Vice President

        Richard J. Palmer       Chief Financial Officer and Treasurer

        Joshua Gindin           Executive Vice President, General Counsel
                                and Secretary

         19. Reorganized Creditrust is authorized and directed to pay to each holder of an ordinary course Administrative Claim in the ordinary course of business of Reorganized Creditrust.

         20. On the Effective Date, Sunrock (as agent under both its pre-petition secured facility and its debtor-in-possession secured facility) shall be paid in full and shall release any lien, security interest or other encumbrance it has, or may have, on property of the Debtor and such lien, security interest and encumbrance shall be extinguished.

         21. The Exit Facility with the Exit Facility Lenders is hereby approved except as may be modified by the mutual consent of the parties thereto, and such agreement (and all documents executed in connection therewith) shall be a legal, valid and binding obligation of Reorganized Creditrust, enforceable against



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Reorganized Creditrust in accordance with its terms. Reorganized Creditrust is authorized to execute all such documents and grant any liens as are necessary to consummate the transaction with the Exit Facility Lenders.

         22. The granting by Reorganized Creditrust of the security interests and liens pursuant to the Exit Facility does not constitute a transfer of interest by Reorganized Creditrust avoidable under Bankruptcy Code Section 548.

         23. On the Effective Date, each pre-petition executory contract and unexpired lease that exists between the Debtor and any person or entity (a) that has not been assumed or rejected, (b) for which the Debtor has not filed a motion to assume or reject, and (c) that is not identified in the Schedule of Assumed Contracts, is deemed rejected. Each executory contract and unexpired lease identified on Schedule A to the Plan is deemed assumed by Reorganized Creditrust and (if so indicated) assigned to a third party. In addition, any executory contracts assumed by Reorganized Creditrust that are referred to in
Section 6.10 of the Merger Agreement shall, with the express written consent of NCOF, be assigned to NCOF as of the Effective Date. Such assumptions and rejections are deemed approved pursuant to section 365(a) of the Bankruptcy Code.

         24. On the Effective Date, the employees' stock option plan, the directors' stock option plan and the employees' stock option plan for non-employee directors shall be terminated and the stock options granted thereunder shall be cancelled. Upon the Effective Date, any rejection Claim arising from the rejection of any stock options is extinguished and discharged.

On the Effective Date, except as otherwise provided in the Plan, all Claims based on any contractual, statutory, judicial or other lien on any property or asset of the Debtor that is based on the possession by any entity or that entity's agent of any property of the Debtor shall be deemed discharged and satisfied. Except to the extent that the Debtor has otherwise agreed at the hearing or in writing to the contrary, it shall be a condition to the making of any distribution and any entity holding any such claim that such entity, or that entity's agent, shall tender to the Debtor, or its designated representative, a file-stamped copy of a release of lien or approval of release document, which has been recorded at the appropriate recorder's or clerk's office in the jurisdiction of the liened property and shall have delivered to the Debtor or its designated representative, any property so held.

         25. Prior to the Effective Date, the Debtor shall continue to operate its business subject to all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules, and except as otherwise provided in the Plan, title to all assets of the Debtor shall revest in Reorganized Creditrust on the Effective Date; and as of the Effective Date, Reorganized Creditrust shall be free and clear of all Claims and Interests, except as provided in the Plan and except for the Exit Facility.

         26. All liens and security interests in the assets, properties and interests of the Debtor that were in existence prior to the entry of this Order, except for (a) liens created or continued under the Plan, including the liens on property secured by the New Equipment Notes and (b) liens created by the Exit Facility, are terminated, released and discharged and, on proper request and

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payment of the appropriate fee, the clerk of the Court is authorized and directed to issue certified copies of this paragraph of this Order, which shall be accepted by any federal, state or local recording or filing authority as evidence of this discharge.

         27. Any party that recorded or filed any evidence of a lien or security interest discharged by the preceding paragraph with any federal, state or local recording or filing authority shall upon the request of Reorganized Creditrust execute and deliver to Reorganized Creditrust a release or termination of such lien or security interest in the form prepared by Reorganized Creditrust, and if any such party fails to execute such a release or termination within 60 days of the request, Reorganized Creditrust shall be appointed by the Court pursuant to Bankruptcy Rule 7070 and authorized to execute and record any such release or termination on behalf of such party.

         28. The Disbursing Agent is authorized and directed to withhold from the property that would otherwise be distributed to holders of Disputed Claims the amount of such Claims as of the Effective Date and shall place such Cash in the Disputed Claims Reserve until such Disputed Claims are resolved.

         29. Except for the obligations imposed by the Plan, the distributions and rights that are provided for in the Plan are in complete satisfaction, discharge and release of all Claims against, liabilities of, liens on, obligations of and Interests in the Debtor or Reorganized Creditrust or the assets and properties of the Debtor or Reorganized Creditrust, whether known or unknown, arising or existing prior to the Effective Date.

         30. The discharge and releases provided under the Plan act as a permanent injunction against the commencement or continuation of any action, employment of process or act to collect, offset or recover with respect to the Claims discharged by the Plan and this Order.

         31. All utilities (including, without limitation, gas, electric, telephone and sewer) that provide service to the Debtor are directed to return to Reorganized Creditrust, either by setoff against post-petition indebtedness or by refund, within 30 Business Days after the Effective Date, all incremental deposits provided by the Debtor pursuant to Bankruptcy Code section 366(b). The Debtor shall prepare a notice of entry of this Order and mail copies (without exhibits) to each affected utility within 7 Business Days after the Effective Date.

         32. The waiver of claims, releases, injunction, indemnification, exoneration and exculpation provisions contained in Article IX of the Plan hereby are deemed incorporated herein by reference as if set forth herein in extenso, are approved in all respects and shall be effective as provided for therein.

         33. Notwithstanding any provision contained herein or in the Plan to the contrary, no executory contract or unexpired leases of the Debtor shall be deemed assumed, assumed and assigned, or rejected by operation of the Plan or this Order unless and until the Effective Date shall have occurred, and confirmation of the Plan shall not be deemed to have occurred with respect to such contracts and leases until the Effective Date.

         34. Except as set forth in paragraph 19 hereof, proofs of Administrative Claims and applications for payment of Administrative Claims must be Filed and served on the Debtor and NCOG no later than 30 days after the




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


Confirmation Date. The Debtor shall provide notice of this deadline to (a) all parties who have filed and served pursuant to Bankruptcy Rule 2002 a notice of appearance in these cases as of the date of this Order, and (b) all parties with whom the Debtor has conducted business since June 21, 2000. Notwithstanding anything to the contrary herein, no proof of Claim or application for payment of an Administrative Claim need be Filed for the allowance of any Claims incurred by the Debtor after the Confirmation Date, including fees to the U.S. Trustee.

         35. Unless otherwise ordered by the Court, applications for final allowance of compensation and/or reimbursement of expenses of Bankruptcy Professionals pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered and expenses incurred through the Confirmation Date, shall be filed on or before 30 days after the Confirmation Date. Objections to such applications, if any, shall be filed and served not later than 15 days after the receipt of such applications (but in no event shall such objections be required to be filed prior to 30 days after the Confirmation Date.)

         36. The second sentence of Section 13.3 of the Plan shall be deleted and replaced with the following: "Creditors' Committee members (other than Sterling York) may request reimbursement for their actual expenses incurred in connection with the discharge of their duties as committee members ("Committee Expenses") and such request shall be made by motion (within 30 days of the entry of the Confirmation Order) with the Court (subject to the cap hereinafter set forth) and all parties reserve all of their rights as to the amount of the Committee Expenses and whether the same may properly be chargeable to the estate. In the event the Effective Date occurs prior to the filing of any motion to allow Creditors' Committee Expenses, then counsel to the Creditors' Committee shall advise Reorganized Creditrust of the aggregate amount of the request that will be made within 48 hours of a request so that the appropriate adjustment can be made. Subsequent to the Effective Date, counsel for the Creditor's Committee shall be paid reasonable fees and expenses ("Post Committee Fees") by Reorganized Creditrust but such fees and expenses when aggregated with any allowed Committee Expenses may not exceed the sum of $50,000. In the event the aggregate Committee Expenses and Post Committee Fees exceed $50,000 then, the sum of $50,000 shall be allocated in accordance with an agreement to be reached between Committee counsel and its members or if such agreement cannot be reached then, by order of the Bankruptcy Court.

         37. Pursuant to Section 1146(c) of the Bankruptcy Code: (1) the issuance, transfer or exchange of any securities, instruments or documents (including, without limitation, the New Common Stock); (ii) the creation of any other lien, mortgage, deed of trust or other security interest; or (iii) the making or assignment of any lease or sublease of the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with, the Plan, including any deeds, bills of sale or assignments executed in connection with the Plan, the Confirmation Order, the sale of any assets of the Debtor, shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under Section 1146(c) of the Bankruptcy Code.

         38. This Court hereby retains jurisdiction of these bankruptcy cases
(a) pursuant to an for the purposes of Sections 105 and 1127 of the Bankruptcy Code, and (b) as set forth in Article XII of the Plan, which is incorporated herein by reference, as if set forth in extenso.

         39. In accordance with the Plan, the treatment accorded under the Plan shall be in full and final satisfaction, settlement and release of all Claims and Interests, and a holder of an Allowed Claim or Allowed Interest may not receive a distribution on account of such Allowed Claim or Allowed Interest provided for in the Plan in excess of the amount of such Claim or Interest as provided for in the Plan.

         40. In the event that any of the conditions to the Effective Date can not be satisfied and are not waived, the Debtor, with the consent of NCOG and the Creditors' Committee, reserves the right to revoke or withdraw the Plan, subject to further order of the Bankruptcy Court after notice and a hearing, prior to the Effective Date. If the Debtor revokes or withdraws the Plan, then the result shall be the same as if the Confirmation Order were not entered and the Effective Date did not occur. If the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be null and void in all respects. In such event, nothing contained in the Plan or this Confirmation Order, and no acts taken in preparation for the Effective Date, shall (a) constitute or be deemed a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other person in any proceeding involving the

Debtor, (b) prejudice in any manner the rights of the Debtor or any person, (c) constitute an admission of any sort by the Debtor or any other person, or (d) be construed as a finding of fact or conclusion of law with respect thereto.

         41. The Debtor or its authorized agent(s) shall serve a notice of entry of this order, as provided in Bankruptcy Rule 2002(f)(7), to all creditors of the Debtor as of the date hereof within ten (10) business days from the date of entry of this Order.

         42. Notice of all subsequent pleadings in these cases shall be limited to the following parties: (a) Debtor and its counsel; (b) counsel to NCOG; (c) counsel to the Creditors' Committee; (d) the United States Trustee; (e) counsel to AGI; and (f) any party known to be directly affected by the relief sought.

         43. The automatic stay provisions of Section 362 of the Bankruptcy Code shall remain in effect until the Debtor's Chapter 11 cases are dismissed or closed, or until otherwise ordered by this Court.

         44. Until the entry of a Final Decree in the above-captioned chapter 11 case, this Court shall retain jurisdiction over Reorganized Creditrust and the above-captioned chapter 11 case for the purposes listed in Article XII of the Plan.

         45. The reversal or modification of this Order on appeal shall not affect the validity of the Plan, the Exit Facility, any of the other loan documents or any other agreement or action authorized by this Order or under the Plan with respect to any entity acting in good faith, whether or not that entity knows of the appeal, unless this Order is stayed pending appeal.

         46. Each of the foregoing findings of fact and conclusions of law that may be construed to be an operative provision is hereby deemed to be an operative provision, each each operative provision that may be construed as a finding of fact or conclusion of law is hereby deemed a finding of fact or conclusion of law.


Dated:_____________________________         ____________________________________
                                            JAMES F. SCHNEIDER
                                            United States Bankruptcy Judge
                                            for the District of Maryland







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